Exhibit 3



        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR (B) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER AND AN OPINION OF COUNSEL REASONABLE SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

        THIS SECURITY, AND THE SHARES ISSUABLE UPON EXERCISE HEREOF, ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER CONTAINED HEREIN AND IN THE SHAREHOLDERS AGREEMENT DATED AS OF MAY 1, 1998 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER HEREOF). NO REGISTRATION OF TRANSFER OF SUCH SECURITY OR SHARES WILL BE MADE ON THE BOOKS OF THE ISSUER AND NO SHARES SHALL BE ISSUED TO ANY PERSON OTHER THAN THE REGISTERED HOLDER OF THIS SECURITY UNLESS AND UNTIL ALL APPLICABLE RESTRICTIONS ON TRANSFER CONTAINED IN SUCH SHAREHOLDERS AGREEMENT SHALL HAVE BEEN COMPLIED WITH.


                             STOCK PURCHASE WARRANT
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Date of Issuance: May 1, 1998                                  Certificate No. 2


        For value received, CHADMOORE WIRELESS GROUP, INC., a Colorado corporation (the "Company"), hereby grants to RECOVERY EQUITY INVESTORS II, L.P., a Delaware limited partnership, or its registered assigns (the "Registered Holder"), the right to purchase from the Company, at any time or from time to time during the Exercise Period, 14,612,796 Warrant Shares at the Exercise Price. This Warrant is issued to REI on the Date of Issuance pursuant to the Investment Agreement. The Exercise Price and number of Warrant Shares (and the amount and kind of other securities) for which this Warrant is exercisable shall be subject to adjustment as provided herein. Certain capitalized terms used herein are defined in Section 5 hereof.

        This Warrant is subject to the following provisions:

        SECTION 1.     Exercise of Warrant.

        1A. Exercise Rights. Prior to the tenth anniversary of the Date of Issuance, the number of Warrants Shares with respect to which this Warrant may be exercised shall not exceed, at the time of any exercise hereof (together with all shares of Common Stock acquired pursuant to previous exercises hereunder) three-quarters of the total number of shares of Common Stock which have been issued upon the conversion, exchange or exercise, as applicable, of the Convertible Securities, the Floating Price Securities and the Options from the Date of Issuance through the Exercise Time (as hereinafter defined). From the tenth anniversary through and including the eleventh anniversary of the Date of Issuance, the purchase rights represented by this Warrant may be exercised, in whole or in part, for all Warrant Shares then issuable hereunder.

        1B. Exercise Period. Subject to Section 1A, the purchase rights represented by this Warrant may be exercised, in whole or in part, at any time and from time to time, commencing on the Date of Issuance through 5:00 p.m., Nevada time, on the eleventh anniversary of the Date of Issuance, or, if such day is not a Business Day, on the next succeeding Business Day (the "Exercise Period").

        1C.    Exercise Procedure.

               (i) This Warrant shall be deemed to have been exercised when all of the following items have been delivered to the Company (the "Exercise Time"):

                       (a) a completed Exercise Agreement, as described in
        Section 1C below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

                       (b) this Warrant;

                       (c) if the Purchaser is not the Registered Holder, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser; and

                       (d) either (i) a check or wire transfer payable to the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise (the "Aggregate Exercise Price"), (ii) the surrender to the Company of debt or equity securities or a combination of debt and equity securities of the Company or any of its direct or indirect subsidiaries having a value equal to the Aggregate Exercise Price of the Warrant Shares being purchased upon such exercise (which value in the case of debt securities or any preferred stock shall be deemed to equal the aggregate outstanding principal amount or liquidation value thereof plus all accrued and unpaid interest thereon or accrued or declared and unpaid dividends thereon and in the case of shares of Common Stock shall be the Fair Market Value thereof) or (iii) the delivery of a notice to the Company that the Purchaser is exercising the Warrant (or portion thereof) by authorizing the Company to reduce the number of Warrant Shares to be delivered to Purchaser upon such exercise of the Warrant or portion thereof by the number of Warrant Shares having an aggregate Fair Market Value determined as of the date immediately prior to the date of the Exercise Time equal to the Aggregate Exercise Price.

               (ii) Certificates for Warrant Shares (including, without limitation, fractional shares) purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within three Business Days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such three Business Day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

               (iii) The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the Registered Holder of such Warrant Shares at the Exercise Time.

               (iv) The issuance of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrants or any certificates representing Warrant Shares in a name other than that of a Registered Holder, and the Company shall not be required to issue or deliver such Warrant or certificate for Warrant Shares unless and until the Person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

               (v) The Company shall not close its books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share, if any, of the unissued Warrant Shares acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect. In the event that the Company fails to comply with its obligations set forth in the foregoing sentence, in addition to all other rights which the Registered Holder or Purchaser may have at law or in equity, the Purchaser may (but shall not be obligated to) purchase Warrant Shares hereunder at par value, and the Company shall be obligated to reimburse the Purchaser for the aggregate amount of consideration paid in connection with such exercise in excess of the Exercise Price then in effect.

               (vi) The Company shall assist and cooperate with any reasonable request by the Registered Holder or Purchaser in connection with any governmental filings or approvals required to be obtained or made by any of them prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings or obtaining any approvals required to be made or obtained by the Company).

               (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, sale of assets or otherwise), then such exercise may at the election of the Registered Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

               (viii) The Company shall at all times reserve and keep available out of its authorized but unissued Warrant Shares and solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant. All Warrant Shares which are so issuable shall, when issued and upon the payment of the applicable Exercise Price, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares may be so issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance) or any violation by the Company of any agreement to which the Company or any of its assets or properties may be subject. The Company will cause the Warrant Shares, immediately upon such exercise, to be listed on each domestic securities exchange or quotation system upon which shares of Common Stock or other securities constituting Warrant Shares are listed or quoted at the time of such exercise.

               (ix) If the Warrant Shares issuable by reason of exercise of this Warrant are convertible into or exchangeable for any other stock or securities, then the Company shall, at the Purchaser's option and upon surrender of this Warrant by such Purchaser as provided above together with any notice, statement or payment required to effect such conversion or exchange of Warrant Shares, deliver to such Purchaser (or as otherwise specified by such Purchaser) a certificate or certificates representing the stock or securities into which the Warrant Shares issuable by reason of such conversion are convertible or exchangeable, registered in such name or names and in such denomination or denominations as such Purchaser has specified.

        1D. Exercise Agreement. Upon any exercise of this Warrant, the Purchaser shall deliver to the Company an Exercise Agreement in substantially the form set forth in Exhibit I hereto, except that if the Warrant Shares are not to be issued in the name of the Registered Holder, the Exercise Agreement shall also state the name of the Person to whom the certificates for the Warrant Shares are to be issued, and if the number of Warrant Shares to be issued does not include all of the Warrant Shares purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be issued.

        SECTION 2. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 2, and the number of Warrant Shares obtainable upon exercise of this Warrant shall be subject to adjustment from time to time, as provided in this Section 2.

        2A. Adjustment upon Certain Issuances of Common Stock.

               (i) Issuance of Floating Price Securities at Less than the Deemed Issue Price. If and whenever, on or after the Date of Issuance, the Company issues any shares of Common Stock upon exercise or conversion of any Floating Price Securities for a consideration per share less than the Deemed Issue Price, then immediately upon such issuance, the number of Warrant Shares acquirable hereunder shall be increased by three shares (rounded up to the nearest whole share) for each additional four shares of Common Stock which are issued with respect to such Floating Price Security (with such additional shares being equal to the difference between the number of shares of Common Stock which are issued with respect to such Floating Price Security and the number of shares of Common Stock which would have been issued with respect to such Floating Price Security at the Deemed Issue Price).

               (ii) Issuance of Floating Price Securities at Greater than the Deemed Issue Price. If and whenever, on or after the Date of Issuance, the Company issues any shares of Common Stock upon exercise or conversion of any Floating Price Securities for a consideration per share greater than the Deemed Issue Price, then immediately upon such issuance, the number of Warrant Shares acquirable hereunder shall be reduced by three shares (rounded down to the nearest whole share) for each fewer four shares of Common Stock issued which are issued with respect to such Floating Price Security (with such fewer shares being equal to the difference between the number of shares of Common Stock which would have been issued with respect to such Floating Price Security at the Deemed Issue Price and the number of shares of Common Stock which are issued with respect to such Floating Price Security). In no event shall any adjustment be made which would result in the number of Warrant Shares issuable hereunder being less than zero.

        2B. Adjustment upon Expiration of Options. If and whenever, on or after the Date of Issuance and prior to the tenth anniversary of the Date of Issuance any Option expires unexercised, the number of Warrant Shares acquirable hereunder shall be reduced by three quarters of a share (rounded down to the nearest whole share) for each one share of Common Stock with respect to which such Option remained unexercised. In no event shall any adjustment be made which would result in the number of Warrant Shares issuable hereunder being less than zero.

        2C. Adjustment upon Payment or Cancellation of Convertible Securities. If and whenever, on or after the Date of Issuance and prior to the tenth anniversary of the Date of Issuance all amounts due with respect to any Convertible Security are satisfied in full or the right to convert or exchange a Convertible Security is canceled, the number of Warrant Shares acquirable hereunder shall be reduced by three quarters of a share (rounded down to the nearest whole share) for each one share of Common Stock which could have been issued with respect to such Convertible Security. In no event shall any adjustment be made which would result in the number of Warrant Shares issuable hereunder being less than zero.

        2D. Adjustment upon Payment or Expiration of Floating Price Securities. Without duplication of any adjustment pursuant to Section 2A(i) or 2A(ii) above, if and whenever, on or after the Date of Issuance and prior to the tenth anniversary of the Date of Issuance all amounts due with respect to a Floating Price Security are satisfied in full or the right to convert or exchange a Floating Price Security is canceled, the number of Warrant Shares acquirable hereunder shall be reduced by three quarters of a share (rounded down to the nearest whole share) for each one share of Common Stock which could have been issued with respect to such Floating Price Security. In no event shall any adjustment be made which would result in the number of Warrant Shares issuable hereunder being less than zero.

        2E. Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the Common Stock into a greater number of shares or pays a dividend or makes a distribution to holders of the Common Stock in the form of shares of Common Stock, then the Exercise Price and the Deemed Issue Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares obtainable upon exercise of this Warrant (whether or not then acquirable or subject to a contingency), as the case may be, shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) the Common Stock into a smaller number of shares, then the Exercise Price and the Deemed Issue Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares obtainable upon exercise of this Warrant (whether or not then acquirable or subject to a contingency), as the case may be, shall be proportionately decreased.

        2F. Organic Change. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Required Holders) to ensure that such Registered Holder shall thereafter have the right to acquire and receive upon exercise thereof, in lieu of or addition to (as the case may be) the Warrant Shares immediately theretofore acquirable and receivable upon exercise of such Registered Holder's Warrants (whether or not then acquirable or subject to a contingency), such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Warrant Shares immediately theretofore acquirable and receivable (whether or not then acquirable or subject to a contingency) upon exercise of such Registered Holder's Warrants had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Required Holders) with respect to such Registered Holder's rights and interests to insure that the provisions hereof (including, without limitation, Sections 2, 3 and 4) shall thereafter be applicable to the Warrants (including, without limitation, in the case of any such Organic Change in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the product of the Exercise Price immediately prior to such Organic Change multiplied by the ratio of such value of the Common Stock reflected by the terms of such Organic Change divided by the Fair Market Value of the Common Stock in effect immediately prior to such Organic Change and a corresponding immediate adjustment to the number of Warrant Shares acquirable and receivable upon exercise of the Warrants (whether or not then acquirable or subject to a contingency), if the value so reflected is less than the Fair Market Value of the Common Stock in effect immediately prior to such Organic Change). The Company shall not effect any such Organic Change unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such Organic Change (including a purchaser of all or substantially all the Company's assets) assumes by written instrument (in form and substance satisfactory to the Required Holders) the obligation to deliver to such Registered Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Registered Holder may be entitled to acquire upon exercise of Warrants.

        2G. Certain Adjustments to Identified Securities. Without duplication of any adjustment pursuant to Section 2A, 2E or 2F above, if and whenever, on or after the Date of Issuance, the number of shares of Common Stock issuable with respect to any Identified Security increases, the number of Warrant Shares acquirable hereunder shall be increased by one-half share for each additional one share (rounded up to the nearest whole share) so issuable with respect to such Identified Security.

        2H. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features but excluding any Permitted Issuance), then the Company's Board of Directors shall make an appropriate adjustment in the Exercise Price, the Deemed Issue Price and the number of Warrant Shares obtainable upon exercise of this Warrant (whether or not then acquirable or subject to a contingency) so as to protect the rights of the Registered Holder of this Warrant; provided that no such adjustment shall increase the Exercise Price or decrease the number of Warrant Shares issuable upon exercise hereof.

        2I. Notices.

               (i) Immediately upon any adjustment of the number of Warrant Shares or the Exercise Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

               (ii) The Company shall give written notice to the Registered Holder at least 30 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock, or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

               (iii) The Company shall also give written notice to the Registered Holder at least 30 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

        SECTION 3. Purchase Rights. If at any time the Company grants, issues or sells any rights or options to subscribe for or to purchase (including, without limitation, the issuance of any notes or other debt instruments convertible into or payable in) Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (including without limitation convertible common stock) or rights to purchase stock, warrants, securities or other property (other than pursuant to a Permitted Issuance) pro rata to the record holders of the Common Stock which is also granted, issued or sold (whether or not immediately or subject to a contingency) to the holders of, or adjusts in any way, any of the Identified Securities (the "Purchase Rights"), then the Registered Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Registered Holder would have acquired if such Registered Holder had held the maximum number of Warrant Shares acquirable (whether or not then acquirable or subject to a contingency) upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

        SECTION 4. Definitions. The following terms have the meanings set forth below:

        "Aggregate Exercise Price" has the meaning ascribed to it in Section 1B(i)(d).

        "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the States of New York, Nevada or California are authorized or obligated to close.

        "Common Stock" means the Common Stock, par value $.001 per share, of the Company, any securities into which such Common Stock shall have been changed or any securities resulting from any reclassification or recapitalization of such Common Stock, and all other securities of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, after payment on any securities entitled to a preference on dividends or other distributions upon any dissolution or winding up, either to all or to a share of the balance of payments upon such dissolution, liquidation or winding up.

        "Company" has the meaning ascribed to it in the first paragraph of this Warrant.

        "Convertible Securities" means the securities listed in Section 1 of Attachment A hereto.

        "Date of Issuance" means May 1, 1998, the date the Company initially issues this Warrant regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

        "Deemed Issue Price" means $0.50, as such price may be adjusted from time to time pursuant to Section 2 hereof.

        "Exercise Period" has the meaning ascribed to it in Section 1B.

        "Exercise Price" means $0.001 for each Warrant Share as such price may be adjusted from time to time pursuant to Section 2 hereof.

        "Exercise Time" has the meaning ascribed to it in Section 1C(i).

        "Fair Market Value" means, with respect to each share of Common Stock as of a particular date (i) the average of the closing sales prices on such date of the Common Stock on all domestic securities exchanges on which the Common Stock is listed, or (ii) if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or (iii) if on any day the Common Stock is not so listed, the sales price for the Common Stock as of 4:00 P.M., New York time, as reported on the Nasdaq National Market, in each such case averaged over a period of 40 trading days consisting of the day before "Fair Market Value" is being determined and the immediately prior 39 trading days prior to such day during which the Common Stock was traded. Notwithstanding the foregoing, if at any time of determination either (x) the Common Stock is not registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended, and either listed on a national securities exchange or authorized for quotation in the Nasdaq National Market, or (y) less than 25% of the outstanding Common Stock is held by the public free of transfer restrictions under the Securities Act of 1933, as amended, then Fair Market Value shall mean the price that would be paid per share for the entire common equity interest in the Company in an orderly sale transaction between a willing buyer and a willing seller, using valuation techniques then prevailing in the securities industry and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale, without discount for lack of liquidity, or minority position. Fair Market Value shall be determined jointly by the Company's Board of Directors in its good faith judgment and the Required Holders. If such parties are unable to agree as to such a joint determination of Fair Market Value within 15 days of notice by one party to the other of the necessity of calculating Fair Market Value for purposes of this Warrant, then, such value shall be determined by an independent investment banking or appraisal firm mutually acceptable to the Company and the Required Holders. If the Required Holders and the Company are unable to agree upon an independent investment banking or appraisal firm, then the Required Holders shall select one such independent investment banking or appraisal firm and the Company shall select another such firm, and the calculation of Fair Market Value shall be made by a third such independent investment banking or appraisal firm that has been selected by the two firms so chosen by the Required Holders and the Company. In each such case, the firm calculating Fair Market Value shall submit to the Company and each Registered Holder such firm's written opinion addressed to each such Registered Holder setting forth such determination. If the independent investment banking or appraisal firm gives a range for its calculation of Fair Market Value, then Fair Market Value shall be the midpoint of such range. The fees and expenses of such firm will be borne by the Company, and the determination of such firm will be final and binding upon all parties.

        "Floating Price Securities" means the securities listed in Section 2 of Attachment A hereto and any other agreement, instrument, document, arrangement or understanding in existence on the Date of Issuance other than the Options and the Convertible Securities pursuant to which the Company is either obligated or permitted to issue shares of Common Stock.

        "Identified Securities" means the Convertible Securities, the Floating Price Securities and the Options.

        "Investment Agreement" means the Investment Agreement, dated as of the date hereof, between the Company and REI (as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof).

        "Options" means the securities listed in Section 3 of Attachment A hereto.

        "Organic Change" has the meaning ascribed to it in Section 2F.

        "Permitted Issuance" means (i) the issuance from time to time by the Company of shares of Common Stock upon exercise of the Warrants, the Stock Purchase Warrant, dated even date as the Date of Issuance, between the Company and REI for the purchase of up to 4,000,000 shares of Common Stock (subject to adjustment), the Stock Purchase Warrant, dated even date as the Date of Issuance, between the Company and REI for the purchase of up to 10,119,614 shares of Common Stock (subject to adjustment) or any New Warrants (as each such Warrant may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof) (and any replacements thereof), (ii) the issuance from time to time by the Company of Identified Securities or of shares of Common Stock upon the exercise of the Identified Securities, (iii) the issuance from time to time by the Company of New Warrant and (iv) the issuance by the Company of shares of Common Stock in accordance with Section 4.20 of the Investment Agreement.

        "Person" means any individual, corporation, joint stock corporation, limited liability company or partnership, general partnership, limited partnership, proprietorship, joint venture, other business organization, trust, union, association or governmental or regulatory authority.

        "Purchase Rights" has the meaning ascribed to it in Section 3.

        "Purchaser" has the meaning ascribed to it in Section 1C(i)(a).

        "Registered Holder" has the meaning ascribed thereto in the first paragraph of this Warrant.

        "REI" means Recovery Equity Investors II, L.P., a Delaware limited partnership.

        "Required Holders" means, at any time of determination, holders of Warrants that represent more than 50% of all of the Warrant Shares then issuable upon exercise of the Warrants then outstanding.

        "Shareholders Agreement" means the Shareholders Agreement dated as of May 1, 1998, among the Company, REI and the other parties thereto as such agreement may be amended, supplemented or modified from time to time in accordance with the terms thereof.

        "Warrants" means this Stock Purchase Warrant and any other Warrants issued pursuant to Section 7 or 8.

        "Warrant Shares" means shares of Common Stock; provided, that if the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Warrant Shares" shall mean shares of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

        SECTION 5. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the Registered Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such Registered Holder for the Exercise Price of Warrant Shares acquirable by exercise hereof or as a stockholder of the Company.

        SECTION 6. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder (subject to the provisions of paragraph 1B(iv) hereof), upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company. The Registered Holder shall not sell, transfer or otherwise dispose of this Warrant or any Warrant Shares, in whole or in part, except pursuant to an effective registration statement under the Securities Act or an exemption from registration thereunder and then only in accordance with the terms of the Stockholders' Agreement.

        Each certificate evidencing shares of Warrant Shares and each Warrant issued upon such transfer shall bear the restrictive legends set forth on this Warrant and those required by the Stockholders' Agreement.

        SECTION 7. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. All Warrants representing portions of the rights hereunder are also referred to herein as "Warrants."

        SECTION 8. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the Registered Holder is a financial institution or other institutional investor its own agreement shall be satisfactory) or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

        SECTION 9. Information Regarding Identified Securities. As soon as practical after the end of each fiscal quarter, and in any event with thirty
(30) days after the end of such fiscal quarter, the Company shall provide REI, in writing, the following information, in each case calculated as of the last date of such fiscal quarter, together with comparable figures from the fiscal quarter immediately preceding such fiscal quarter;

               (i) the number of Warrant Shares acquirable under this Warrant;

               (ii) the number of Warrant Shares for which purchase rights hereunder may be exercised;

               (iii) all adjustments to the Warrant Shares during such fiscal quarter, setting forth, in reasonable detail, all calculations related thereto, including, without limitation, (A) all shares of Common Stock issued during such fiscal quarter in connection with each of the Convertible Securities, Floating Price Securities and the Options, (B) all Convertible Securities which have been terminated without being converted during such fiscal quarter, (C) all Options that have been terminated or expired without being exercised during such quarter, (D) all Floating Price Securities for which payment has been made without the issuance of Common Stock or which have terminated during such quarter and (E) all adjustments to the Identified Securities which result in an adjustment in the Warrant Shares;

               (iv) the number of shares of Common Stock then issuable pursuant to each of the Convertible Securities, the Floating Price Securities (at the Deemed Issue Price) and the Options; and

               (v) the price(s), if any, other than the Deemed Issue Price, at which Common Stock would then be issued under each Floating Price Security, if the issuance took place at that price.

        SECTION 10. Notices. Except as otherwise expressly provided herein, all notices and deliveries referred to in this Warrant shall be in writing, shall be delivered personally, sent by registered or certified mail, return receipt requested and postage prepaid or sent via nationally recognized overnight courier or via facsimile, and shall be deemed to have been given when so delivered (or when received, if delivered by any other method) if sent (i) to the Company, at its principal executive offices and (ii) to a Registered Holder, at such Registered Holder's address as it appears in the records of the Company (unless otherwise indicated by any such Registered Holder).

        SECTION 11. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Required Holders.

        SECTION 12. Warrant Register. The Company shall maintain at its principal executive offices books for the registration and the registration of transfer of Warrants. The Company may deem and treat the Registered Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

        SECTION 13. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. ALL QUESTIONS CONCERNING THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                                    * * * * *

        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated as of the date hereof.



                                   CHADMOORE WIRELESS GROUP, INC.




                                   By:
                                      --------------------------
                                      Name:
                                      Title:


Attest:


------------------------------
Name:
Title:



















                               [Certificate No. 2]

                                                                       EXHIBIT I

                               EXERCISE AGREEMENT



Dated:

To:




        The undersigned, pursuant to the provisions set forth in the attached
Warrant (Certificate No.     ), hereby agrees to subscribe for the purchase of
[Insert number] Warrant Shares covered by such Warrant and makes payment herewith in full therefor at the price per share and in the manner provided by such Warrant.


                                      Signature
                                               ------------------------------


                                      Address
                                             --------------------------------

                                                                      EXHIBIT II


                                   ASSIGNMENT
                                   ----------


        FOR VALUE RECEIVED,                                         hereby
sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. ___) with respect to [Insert number] Warrant Shares covered thereby set forth below, unto:

Names of Assignee                   Address                        No. of Shares
-----------------                   -------                        -------------







Dated:                        Signature
                                       --------------------------------

                              Witness
                                       --------------------------------